UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2020

COLONY CAPITAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37980	46-4591526
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
515 South Flower Street, 44th Floor
Los Angeles, California 90071
(Address of Principal Executive Offices, Including Zip Code)
(310) 282-8820
Registrant’s telephone number, including area code:
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	CLNY	New York Stock Exchange
Preferred Stock, 7.50% Series G Cumulative Redeemable, $0.01 par value	CLNY.PRG	New York Stock Exchange
Preferred Stock, 7.125% Series H Cumulative Redeemable, $0.01 par value	CLNY.PRH	New York Stock Exchange
Preferred Stock, 7.15% Series I Cumulative Redeemable, $0.01 par value	CLNY.PRI	New York Stock Exchange
Preferred Stock, 7.125% Series J Cumulative Redeemable, $0.01 par value	CLNY.PRJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01    Entry into a Material Definitive Agreement.

On June 29, 2020, Colony Capital Operating Company, LLC (the “Borrower”), a Delaware limited liability company and the operating company of Colony Capital, Inc. (the “Company”), entered into the Fourth Amendment (the “Amendment”) to that certain Second Amended and Restated Credit Agreement, dated as of January 10, 2017 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, including pursuant to the First Amendment, dated as of January 12, 2018, the Second Amendment, dated as of January 8, 2019, and the Third Amendment, dated as of April 5, 2019, the “Credit Agreement”), with JPMorgan Chase Bank, N.A., as administrative agent, and the several lenders from time to time party thereto (the “Lenders”).

The Amendment provides for modifications to the financial covenants and the borrowing base including, among other things: (i) the exclusion of certain non-recourse debt and related assets (such assets, “Specified Excluded Assets”) as determined by the Borrower in calculating the Borrower’s leverage ratio, which must not exceed 0.65 to 1.00, (ii) the exclusion of EBITDA and fixed charges of Specified Excluded Assets in the calculation of the Borrower’s fixed charge coverage ratio, which must exceed 1.35 to 1.00, (iii) the reduction of the minimum tangible net worth covenant from $4,550,000,000 to $1,740,000,000, which must exclude the net worth of Specified Excluded Assets, and (iv) the modification to the borrowing base to increase capacity for digital investment management and include digital infrastructure investments.

The Amendment also modifies the aggregate amount of revolving commitments available under the Credit Agreement from $750 million to $500 million. In the event that the Borrower exercises its first extension option under the Credit Facility to extend the maturity date beyond January 11, 2021, the aggregate amount of revolving commitments available under the Credit Agreement will be further reduced to $400 million on March 31, 2021.

In addition, pursuant to the Amendment, advances under the Credit Agreement accrue interest at a per annum rate equal to, at the Borrower’s election, either a LIBOR rate plus a margin of 2.50% (an increase from the prior margin of 2.25%), or a base rate plus a margin of 1.50% (an increase from the prior margin of 1.25%). In the event that the Borrower exercises the first extension option, the foregoing rates will be permanently increased by 0.25% for periods from and after January 11, 2021.

Further, as a result of modifications to the permitted investments and restricted payment provisions in the Amendment, during the term of the Credit Agreement, the Borrower will be prohibited from, among other things, (i) making any investments other than (A) investments in digital infrastructure assets and (B) pre-existing obligations and protective investments in existing assets to preserve, administer or otherwise realize on such investment, (ii) repurchasing capital stock of the Company and (iii) paying dividends, other than for (A) paying dividends to maintain the Company’s status as a REIT, (B) reducing the payment of income taxes and (C) paying dividends on the Company’s preferred equity.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Marc C. Ganzi’s appointment as Chief Executive Officer of the Company became effective on July 1, 2020. In connection with Mr. Ganzi’s appointment as the Company’s Chief Executive Officer, on June 30, 2020, the board of directors (the “Board”) of the Company appointed Mr. Ganzi as a member of the Board and as President of the Company (in addition to Mr. Ganzi’s role as Chief Executive Officer), effective as of July 1, 2020. Thomas J. Barrack, Jr., who prior to July 1, 2020 served as the Company’s Chief Executive Officer and President, continues to serve in his role as Executive Chairman of the Company and the Board. As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2019, the Company entered into an employment agreement with Mr. Ganzi on July 25, 2019.

In addition, as previously disclosed, Jacky Wu’s appointment as the Company’s Chief Financial Officer and Treasurer became effective July 1, 2020. Mark M. Hedstrom, who prior to July 1, 2020 served as the Company’s Chief Financial Officer and Treasurer, continues to serve in his role as Executive Vice President and Chief Operating Officer of the Company. As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 16, 2020, the Company entered into an employment agreement with Mr. Wu on March 11, 2020.

All required information relating to Messrs. Barrack’s, Ganzi’s, Wu’s and Hedstrom’s respective biography and work experience is included in the Company’s Definitive Proxy Statement filed on April 1, 2020 with the Securities and Exchange Commission and such information is incorporated herein by reference. Other than each of Mr. Ganzi and Mr. Wu entering into an indemnification agreement with the Company, on substantially similar terms as the indemnification agreements the Company has entered into with each of the Company’s other executive officers and Board members, none of Messrs. Barrack, Ganzi, Wu and Hedstrom entered into any agreements with the Company in connection with the matters described above and there were no changes to their respective compensation from that which was in effect immediately prior to the matters described above.

In addition, on June 29, 2020, Charles W. Schoenherr resigned as a member of the Board, including as a member of its audit committee and compensation committee, effective as of July 1, 2020. Mr. Schoenherr’s decision was not a result of any disagreement with the Company on any matter relating to its operations, polices or practices.

Item 8.01    Other Events.

Preferred Stock Dividends

On June 30, 2020, the Company’s board of directors declared cash dividends with respect to each series of the Company’s cumulative redeemable perpetual preferred stock each in accordance with terms of such series as follows: with respect to each of the Series G stock - $0.46875 per share, Series H stock - $0.4453125 per share, Series I stock - $0.446875 per share and Series J stock - $0.4453125 per share. Such dividends will be paid on July 15, 2020 to the respective stockholders of record on July 10, 2020.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, the impact of COVID-19 on the U.S. and global economy, including the duration and extent of the impact of COVID-19 on the operating performance of the Company’s real estate businesses and investments, the Company’s ability to successfully transition to a digital focused strategy, the Company’s liquidity and ability to meet the financial and other covenants in the corporate credit facility, and other risks and uncertainties, including those detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, under the heading “Risk Factors,” as such factors may be updated from time to time in our subsequent periodic filings with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in the Company’s reports filed from time to time with the SEC.

The Company cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company is under no duty to update any of these forward-looking statements after the date of this Current Report on Form 8-K, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Fourth Amendment, dated as of June 29, 2020, among Colony Capital Operating Company, LLC, the Subsidiary Borrowers from time to time party thereto, the several lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 1, 2020	COLONY CAPITAL, INC.

		By:	/s/ Jacky Wu
Jacky Wu
Chief Financial Officer and Treasurer